Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-57810, 333-79407, 33-99914, and 333-32646) of Westell Technologies,
Inc. of our reports dated June 29, 2001, with respect to the consolidated financial statements and schedules of Westell Technologies, Inc. included in this Annual Report (Form 10-K) for the year ended March 31, 2001.





Chicago, Illinois
June 29, 2001